                                                                    Exhibit 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES








                                                            Year Ended December 31
                                        --------------------------------------------------------------

                                           1997         1996         1995        1994        1993
                                        --------------------------------------------------------------
                                                            (Dollars in Thousands)


Income (loss) before income taxes,
   extraordinary item and cumulative
   effect of accounting changes         $266,592       $225,259    $180,174    $111,323    $(20,919)
Amortization of capitalized interest       2,213          1,999       2,013       1,693       2,014
Interest expense                          21,432         17,899      19,813      24,872      29,619
Interest portion of rental expense         3,267          2,627       2,934       2,355       2,107
                                        --------------------------------------------------------------

Earnings                                $293,504       $247,784    $204,934    $140,243    $ 12,821
                                        ==============================================================

Interest                                $ 23,608       $ 19,700    $ 21,713    $ 28,017    $ 31,319
Interest portion of rental expense         3,267          2,627       2,934       2,355       2,107
                                        --------------------------------------------------------------

Fixed charges                           $ 26,875       $ 22,327    $ 24,647    $ 30,372    $ 33,426
                                        ==============================================================

Ratio of earnings to fixed charges         10.92          11.10        8.31        4.62         .38
                                        ==============================================================